EXHIBIT 4.19

THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE RECEIVED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR SUCH SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

NO. W-__

                        WARRANT TO PURCHASE COMMON STOCK

                                   __________

      THIS CERTIFIES THAT, for good and valuable consideration, [SEE ATTACHED SCHEDULE FOR NAMES OF HOLDERS] (the "HOLDER") is entitled to subscribe for and purchase from Biokeys Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), [SEE ATTACHED SCHEDULE FOR NUMBER OF SHARES] fully paid and nonassessable shares of Common Stock, par value $0.001 per share ("COMMON STOCK"), of the Company (as adjusted pursuant to Section 3 hereof) (the "WARRANT SHARES") at a price per share equal to Sixty Cents ($0.60) (as adjusted pursuant to Section 3 hereof) (the "EXERCISE PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth.

1.   METHOD OF EXERCISE; PAYMENT.

      (A) Exercise Period. The purchase rights represented by this Warrant may be exercised by the Holder during the term of this Warrant (as set forth in Section 9 hereof) in whole or in part, at any time after the Commencement Date, as defined below, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A (the "NOTICE OF EXERCISE") duly executed) at the principal office of the Company.

      (B) Cash Exercise. Upon exercise of this Warrant, the Holder shall pay the Company an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased, by wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing the Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

      (C) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after exercise and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

2. STOCK FULLY PAID; RESERVATION OF SHARES. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of Warrant Shares to provide for the exercise of the rights represented by this Warrant.

3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      (A) Reclassification, Consolidation or Reorganization. In case of any reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a Change of Control, as defined below) (any of which is a "REORGANIZATION TRANSACTION"), the Company, or such successor corporation as the case may be, shall execute a new warrant, providing that the holder of this Warrant shall have the right to exercise such new warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property as would be payable for the Warrant Shares issuable upon exercise of this Warrant as if such Warrant Shares were outstanding on the consummation of the Reorganization Transaction. For purposes of this Warrant, the term "CHANGE OF CONTROL" shall mean (i) any acquisition of the Company by means of merger, acquisition, or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary or parent (other than a reincorporation transaction or change of domicile) and pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such consolidation, merger or other transaction fail to hold equity securities representing a majority of the voting power of the Company or surviving entity immediately following such consolidation, merger or other transaction (excluding voting securities of the acquiring corporation held by such holders prior to such transaction) or (ii) a sale of all or substantially all of the assets of the Company.

      (B) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4. TRANSFER OF WARRANT. This Warrant may only be transferred in compliance with federal and state securities laws and, except as provided below, may not be transferred except with the prior written consent of the Company, which shall not be unreasonably withheld or delayed, and any purported transfer without such prior written consent shall be null and void; provided, however, that the Company may withhold its consent to transfer or assignment of this Warrant to any person or entity who is deemed to be a competitor or prospective competitor of the Company, such determination to be made in the reasonable judgment of the Board.

5. CONDITION TO EXERCISE OF WARRANT. Each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

6. FRACTIONAL SHARES. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

7. REPRESENTATIONS AND WARRANTIES BY THE HOLDER. The Holder represents and warrants to the Company as follows:

      (A) This Warrant is being acquired for the Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale. The Holder is an "accredited investor" within the meaning of the Securities Act.

      (B) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and that the Company's reliance upon such exemption is predicated, in part, upon the Holder's representations and warranties set forth in this Agreement. The Holder understands that this Warrant and the Warrant Shares must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration. The Holder further understands that this Warrant and the Warrant Shares have not been registered under the securities laws of any state.

      (C) The Holder acknowledges that it is acquiring this Warrant without being offered or furnished any offering literature or prospectus. The Holder understands that neither the United States Securities and Exchange Commission, nor any governmental agency charged with the administration of the securities laws of any state nor any other governmental agency has passed upon or reviewed the merits or qualifications of, or recommended or approved the issuance of this Warrant or the Warrant Shares.

      (D) The Holder understands that, except as provided in Section 10 of this Warrant, the Company is under no obligation to register this Warrant or the Warrant Shares.

      (E) The Holder is a bona fide resident and domiciliary (not a temporary or transient resident) of the state indicated in the signature page hereto and the Holder has no present intention of becoming a resident of any other state or jurisdiction.

      (F) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith. The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

8. RIGHTS OF STOCKHOLDERS. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise with respect to the Warrant Shares until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9.   TERM OF WARRANT.

      (A) This Warrant shall become exercisable on the date of issuance set forth below (the "COMMENCEMENT DATE") and shall no longer be exercisable as of the earlier of (i) 5:00 p.m., San Diego, California local time, on the date that is the three-year anniversary of the Commencement Date; (ii) immediately prior to a Change of Control and (iii) 5:00 p.m., San Diego, California local time, on the Call Termination Date (as defined below).

      (B) Notwithstanding anything herein to the contrary, at any time after the Commencement Date, if the closing price of one share of Common Stock quoted in the over-the-counter market summary, the Bulletin Board Exchange, the Nasdaq National Market or the closing price quoted on a national securities exchange, whichever is applicable, is greater than 200% of the Exercise Price for a period of 20 consecutive trading days, then thereafter the Company shall have the right (the "COMPANY TERMINATION RIGHT"), exercisable at the Company's sole discretion, to terminate this Warrant with at least 10-days' prior written notice (the "TERMINATION NOTICE") which Termination Notice shall state the date this Warrant shall terminate (the "CALL TERMINATION DATE"); provided, however, that the Company may not exercise the Company Termination Right unless a registration statement registering the Warrant Stock has been declared effective and is effective from the date of delivery of the Termination Notice until the Call Termination Date, provided, further, that if this Warrant is terminated pursuant to this Section 9(b), then the Company shall use commercially reasonable efforts to maintain the effectiveness of a registration statement registering the Warrant Stock until the date that is 15 days after the Call Termination Date or, if earlier, the date the Holder shall have sold all its Warrant Shares covered by such registration statement.

10.  REGISTRATION RIGHTS.

      (A) Piggy-back Rights. If (but without any obligation to do so) the Company proposes to register any shares of Common Stock solely for cash pursuant to a registration statement under the Securities Act, other than a registration solely in connection with a transaction under Rule 145 promulgated under the Securities Act (a "PUBLIC OFFERING"), the Company shall promptly give the Holder written notice of such Public Offering, at least 10 business days prior to the filing of the registration statement under the Securities Act regarding such Public Offering. Upon the written request of the Holder given within 5 business days after delivery of such written notice by the Company, the Company shall, subject to the provisions of Section 10(b) below, use its best efforts to cause to be registered under the Securities Act all of the Warrant Shares that the Holder has requested to be registered.

      (B) Underwriting. If the registration statement under which the Company gives notice under this Section 10 is for an underwritten Public Offering, the Company shall so advise the Holder. The right of the Holder to registration pursuant to Section 10(a) above shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Warrant Shares in the underwriting to the extent provided herein. The Holder shall (together with the Company and any other holders of Company securities distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 10, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Warrant Shares from such registration and underwriting.

      (C) Furnish Information. It shall be a condition to the Company's obligations to take any action under this Section 10 that the Holder shall furnish to the Company such information regarding itself, the Warrant Shares, and the intended method of disposition of such Warrant Shares as shall be required to effect the registration of any Warrant Shares. In that connection, the Holder shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

      (D) Delay of Registration. The Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 10.

      (E) Termination of Registration Rights. The Company shall have no obligation to register Warrant Shares pursuant to this Section 10 with respect to any request or requests made by any Holder on or after that date which is one year after the date such Warrant Shares were deemed to be acquired for purposes of determining the holding period of such Warrant Shares under Rule 144 of the Act.

11.  MISCELLANEOUS.

      (A) This Warrant is being delivered in the state of California and shall be construed and enforced in accordance with and governed by the laws of the state of California, without giving effect to principles of conflicts of laws.

      (B) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

      (C) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise hereof.

      (D) Any notice provided for or permitted under this Warrant shall be treated as having been given (a) upon receipt, when delivered personally, (b) upon receipt, when sent by confirmed facsimile or telecopy, (c) one day after sending, when sent by commercial overnight courier with written verification of receipt, or (d) three business days after deposit with the United States Postal Service, when mailed postage prepaid by certified or registered mail, return receipt requested, addressed (a) if to the Company, at 9948 Hibert Street, Suite 100, San Diego, CA 92131, facsimile: (858) 271-9678, Attention: Nicholas J. Virca, or (b) if to the Holder, at such address or facsimile number as the Holder shall have furnished to the Company in writing, or at such other place of which the other party has been notified in accordance with the provisions of this Section 11(d).

      (E) This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

      (F) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder's expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

      (G) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

      (H) Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to the foregoing terms and conditions.

                            [Signature page follows.]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

         Issued May 28, 2003

                             BIOKEYS PHARMACEUTICALS, INC.

                             By:      /s/ Nicholas J. Virca
                                      ------------------------------------------
                             Name:    Nicholas J. Virca

                             Title:   President and Chief Executive Officer

                             [SEE ATTACHED SCHEDULE]

                             By:      __________________________________________

                             Name:    __________________________________________

                             Title:   __________________________________________

                             Address:   ________________________________________

                                        ________________________________________

                             Facsimile: ________________________________________

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:   Biokeys Pharmaceuticals, Inc.
      9948 Hibert Street, Suite 100
      San Diego, CA  92131

      The undersigned hereby elects to purchase ____________ shares of Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK") pursuant to the terms of Section 1(b) of the Warrant to Purchase Common Stock dated May ___, 2003 (the "WARRANT"), and tenders herewith payment of the purchase price of such shares in full.

      Please issue a certificate or certificates representing said _________ shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           Name:      _________________________________

                           Address:   _________________________________

                                      _________________________________

      The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares, and that all representations and warranties of the undersigned set forth in Section 7 of the Warrant are true and correct as of the date hereof.

                              [NAME OF WARRANT HOLDER]

                              By:      _________________________________________

                              Name:    _________________________________________

                              Title:   _________________________________________

                              Date:    _________________________________________

                           SCHEDULE OF WARRANTHOLDERS

      ADVENTRX Pharmaceuticals, Inc. issued this form of Warrant to Purchase Common Stock to each of the persons listed below for the purchase of up to the number of shares of Common Stock listed opposite such person's name below.

HOLDER                                                      WARRANT NO.  SHARES
--------------------------------------------------------------------------------
Balkrishna E. Shagrithaya                                    WC-107      37,500
Centrum Bank AG                                              WC-108       1,500
EFG Private Bank S.A.                                        WC-109         750
James Ladner                                                 WC-110       7,495
Schroder & Co. Bank AG                                       WC-111      48,000
Hans Gaverstrom                                              WC-112       3,728
The Prudent Bear Fund                                        WC-113     375,000
Franco Merlo                                                 WC-114       2,989
Tek Investments, LP                                          WC-115     375,000
Robert A. Melnick                                            WC-116      37,500
Robert Neborsky, M.D., Inc. Combination Retirement Trust     WC-117      15,000
Deborah Young, MD APC Employees Retirement Trust             WC-118       7,500
Mark Collins                                                 WC-119      18,750
Clariden Investments Ltd.                                    WC-120      16,500
Paul H. Robbins                                              WC-121      37,500
Michael Loew                                                 WC-122      37,500
Schroder & Co. Bank AG                                       WC-123      45,000
Ernst Pernet                                                 WC-124      15,000
David Wiener Revocable Trust -96                             WC-125      15,000
Roger S. Sherman                                             WC-126       7,500
Jillian E. and Richard J. Boldway                            WC-127       7,500
Sabbatical Ventures, LLC                                     WC-128      15,000
Michael Kooper                                               WC-129      56,250
Julie A. Gegner                                              WC-130         750
Hans Gaverstroem                                             WC-131      14,980
X Mark Fund LP                                               WC-132      75,000
X Mark Fund Ltd.                                             WC-133     150,000
Richard Melnick                                              WC-134      56,250
Richard P. and Carolyn M. Burgoon                            WC-135       1,500
Michael Kooper                                               WC-136      17,969
SDS Merchant Fund, LP                                        WC-137     187,500
Katherine Ashforth Wiener                                    WC-138      15,000
Andrew J. Maffey                                             WC-139      30,000
Clifford Ross                                                WC-140      15,000
Robert Wexler                                                WC-141       7,500
Richard Melnick                                              WC-142      45,000
Caroline A. Levine                                           WC-143      11,250
Lawrence Levine                                              WC-144       3,750
Eric T. Singer                                               WC-145      30,000
Global eMedicine                                             WC-146      37,500
Burnham Hill Holdings, LLC                                   WC-147      30,000
Jim Simpson                                                  WC-148       7,500
Richard & Ricki Hoffman                                      WC-149      15,000
Jason Adelman                                                WC-154      20,046
Mathew Balk                                                  WC-155      12,231
Richard Melnick                                              WC-150      33,750
Richard Melnick                                              WC-151      50,000
Craig Pierson                                                WC-152      50,000
Eric Singer                                                  WC-156       5,572
Rob Nathan                                                   WC-157       5,573
Jonathan Balk                                                WC-165      32,250
Rob Nathan*                                                  WC-200      12,231

* The Warrant to Purchase Common Stock issued to Rob Nathan was issued October 3, 2003.